FOR FURTHER INFORMATION:

AT THE COMPANY:

Karen J. Dearing

Chief Financial Officer

(248) 208-2500

FOR IMMEDIATE RELEASE

SUN COMMUNITIES, INC. REPORTS 2007 RESULTS

Southfield, MI, March 17, 2008 - Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported fourth quarter and year ended December 31, 2007 results.

Total revenues increased to $236.0 million for the year ended December 31, 2007 from $227.8 million for the year ended December 31, 2006. Net loss for the year ended December 31, 2007 was $(16.6) million or $(0.93) per common share compared to net loss of $(25.0) million or $(1.42) per common share during 2006. Funds from operations (FFO)(1) were $45.4 million, or $2.24 per diluted share/OP Unit for the year ended December 31, 2007, compared to $1.72 per diluted share/OP Unit for the year ended December 31, 2006.

During the quarter ended December 31, 2007, total revenues increased to $59.3 million compared to $57.4 million in the fourth quarter of 2006. Net loss for the fourth quarter of 2007 was $(10.2) million, or $(0.57) per common share, compared with $(18.5) million, or $(1.05) per common share, for the same period in 2006. Funds from operations increased from $(5.0) million, or $(0.25) per diluted share/OP Unit, in the fourth quarter 2006 to $4.5 million, or $0.22 per diluted share/OP Unit, in the fourth quarter 2007.

Included in equity loss from affiliate is a $1.9 million and $18.0 million adjustment to the carrying value of the Company’s investment in Origen Financial, Inc. (“Origen”) for the years ended December 31, 2007 and 2006, respectively. This investment is subject to quarterly reviews under APB 18 and related guidance for an “other than temporary impairment”.

Also included in equity loss from affiliate is approximately $8.0 million of charges related to certain impairment items reported by Origen in their December 31, 2007 year and quarter end results. Origen reported a $32.3 million goodwill impairment and a $9.2 million investment impairment of which the Company is required to report 19.2 percent. The footnote following the Company’s Reconciliation of Net Loss to FFO table, included in this press release, contains additional information regarding the financial impact of these charges. FFO per diluted share/OP unit without regard to the Company’s “other than temporary” impairment charges and Origen’s reported impairment charges, described above, was $2.72 and $2.61 for the years ended December 31, 2007 and 2006, respectively.

March 17, 2008

“Origen’s operating results, exclusive of impairment charges, were nearly 40% higher than 2006 results. Despite this and record high performance in all key metrics of their loan portfolio, Origen has been negatively impacted by pressure from its lenders for margin calls and deterioration in the credit markets” said Gary A. Shiffman, Chairman and Chief Executive Officer. “With the securitization markets effectively unavailable at acceptable pricing, Origen has been forced to suspend funding new loans and its Board of Directors is evaluating strategic alternatives which are described in more detail in Origen’s March 13, 2008 press release,” Shiffman added.

For 135 communities owned throughout both years, total revenues increased 1.9 percent for the year ended December 31, 2007 and expenses increased 1.6 percent, resulting in an increase in net operating income(2) of 2.1 percent. Same property occupancy in the manufactured housing sites was 82.4 percent at December 31, 2007 as compared to 82.7 percent at December 31, 2006.

Manufactured housing revenue producing sites decreased by 132 sites for the year ended December 31, 2007 as compared to a decrease of 508 sites during the year ended December 31, 2006, a 376 site improvement. The improvement in loss of sites can be attributed primarily to a year over year improvement in the number of repossessions, as well as, net rental leasing and pre-owned home sales.

“We are pleased that management’s focused efforts to combat seasonal second half occupancy erosion were successful. As compared to 4th Quarter 2006 the portfolio lost 376 fewer sites,” said Shiffman.

“This is also occurring with a reduced reliance on expanding the rental program. Homes purchased less homes sold, have netted a portfolio increase of 1,760 homes in 2005, 851 in 2006 and 573 in 2007. In two years the gross home purchases have declined by over 40% while net purchased have declined by 67%. Home purchases related to repossessions are declining, home sales are increasing and home purchases dedicated to the rental program are declining,” Shiffman added.

The Company sold 712 new and pre-owned homes during 2007 as compared to 492 in 2006, an increase of approximately 45 percent. The increase is due to the improvement in the number of sales of rental homes to 363 sales during 2007, as compared to 170 sales during 2006 and a year over year increase in pre-owned home sales, other than rental homes, of 72.

“Overall, we were pleased with the increase in total home sales for the year. We exceeded our budget in actual sales of our rental homes, more than doubling the sales from the previous year. We did experience softer new home sales in our Florida properties reflecting the general slow-down in the Florida market and have lowered inventory price points going into this selling season for the region,” said Shiffman.

“Sales increased from just under 500 in 2006 to over 700 in 2007. Demand for affordable housing can best be measured by the fact that in 2007, applications to live in our communities exceeded 14,500, almost 50% above 2006. We will continue to focus our efforts on increasing sales of our rental home inventory, new and pre-owned homes, as well as rolling out the Signature series designed with more residential features,” Shiffman added.

March 17, 2008

During 2007, occupied rental homes in the rental program increased by 752 as compared to an increase of 865 occupied homes during 2006, bringing the total number of occupied rentals to 5,328 at December 31, 2007. Rental rates for the homes, including site rent, have increased approximately 4.7 percent over the past twelve months from an average of $686 per month at December 31, 2006 to an average of $718 per month at December 31, 2007.

As of December 30, 2007, the Company modified certain terms of performance–based restricted stock and phantom performance-based liability awards to key executives which were to be earned based on compounded annual growth in FFO per diluted share/OP unit over a five year period. In March 2008, the awards were cancelled.

Sun Communities, Inc. is a real estate investment trust that currently owns and operates a portfolio of 136 communities comprising 47,600 developed sites and approximately 6,800 sites suitable for development mainly in the Midwest and Southeast United States.

(1) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income (“NOI”) as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

March 17, 2008

For more information about Sun Communities, Inc.

visit our website at www.suncommunities.com

-FINANCIAL TABLES FOLLOW-

FORWARD LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 2007 AND 2006

(Amounts in thousands except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
REVENUES
Income from real property	$48,509	$47,338	$191,427	$187,535
Revenue from home sales	5,058	4,914	22,905	20,244
Rental home revenue	4,907	4,063	18,840	14,849
Ancillary revenues, net	153	86	508	370
Interest	742	831	2,884	3,747
Other income (loss)	(82)	217	(608)	1,033
Total revenues	59,287	57,449	235,956	227,778

COSTS AND EXPENSES
Property operating and maintenance	12,195	11,820	48,893	48,125
Real estate taxes	3,997	4,032	16,366	15,860
Cost of home sales	4,017	3,748	18,181	15,700
Rental home operating and maintenance	3,828	3,285	13,830	10,927
General and administrative - real property	2,754	3,581	14,610	16,406
General and administrative - home sales and rentals	1,653	1,637	6,093	6,544
Depreciation and amortization	16,034	15,465	62,478	60,300
Extinguishment of debt	—	720	—	720
Interest	15,775	15,575	61,939	61,173
Interest on mandatorily redeemable debt	896	935	3,601	3,945
Total expenses	61,149	60,798	245,991	239,700
Equity loss from affiliate	(9,400)	(17,550)	(7,969)	(16,583)
Provision for state income tax	193	—	768	—
Loss from operations	(11,455)	(20,899)	(18,772)	(28,505)
Less loss allocated to minority interest	(1,297)	(2,397)	(2,129)	(3,248)
Loss before cumulative effect of change in accounting principle	(10,158)	(18,502)	(16,643)	(25,257)
Cumulative effect of change in accounting principle	—	—	—	289
Net loss	$(10,158)	$(18,502)	$(16,643)	$(24,968)

Weighted average common shares outstanding:
Basic	18,027	17,762	17,938	17,641
Diluted	18,027	17,762	17,938	17,641
Basic and diluted earnings (loss) per share:
Loss before cumulative effect of change in accounting principle	$(0.57)	$(1.05)	$(0.93)	$(1.44)
Cumulative effect of change in accounting principle	—	—	—	0.02
Net loss	$(0.57)	$(1.05)	$(0.93)	$(1.42)

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 2007 AND 2006

(Amounts in thousands except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net loss(3)	$(10,158)	$(18,502)	$(16,643)	$(24,968)
Adjustments:
Depreciation and amortization	16,555	16,561	64,615	62,837
Valuation adjustment(4)	2	(114)	(248)	(280)
(Gain) loss on disposition of assets, net	(724)	(509)	(741)	219
Provision for state income tax(5)	85	—	585	—
Loss allocated to minority interest	(1,297)	(2,397)	(2,129)	(3,248)
Funds from operations (FFO)	$4,463	$(4,961)	$45,439	$34,560

Weighted average common shares/OP Units outstanding:
Basic	20,328	20,064	20,240	19,958
Diluted	20,426	20,064	20,346	20,129

FFO per weighted average Common Share/OP Unit - Basic	$0.22	$(0.25)	$2.25	$1.74
FFO per weighted average Common Share/OP Unit - Diluted	$0.22	$(0.25)	$2.24	$1.72

(3) Net loss for the years ended December 31, 2007 and 2006 includes a $1.9 million and $18.0 million reduction in the carrying value of the Company’s investment in affiliate (Origen), respectively. Also, included in equity loss from affiliate in 2007 is an $8.0 million loss attributable to the Company’s portion of Origen’s goodwill and investment impairment charges of $32.3 million and $9.2 million, respectively. The table below is adjusted to exclude the above mentioned amounts:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net loss as reported	$(10,158)	$(18,502)	$(16,643)	$(24,968)
Equity loss from affiliate adjustments - Sun:
Investment in Origen other than temporary impairment	1,870	18,000	1,870	18,000
Equity loss from affiliate adjustments - Origen:
Goodwill impairment	6,197	—	6,197	—
Investment impairment	1,762	—	1,762	—
Adjustment to loss allocated to common minority interest	(1,113)	(2,065)	(1,113)	(2,065)
Adjusted net loss	$(1,442)	$(2,567)	$(7,927)	$(9,033)
Depreciation and amortization	16,555	16,561	64,615	62,837
Valuation adjustment	2	(114)	(248)	(280)
(Gain) loss on disposition of assets, net	(724)	(509)	(741)	219
Provision for state income tax	85	—	585	—
Loss allocated to minority interest	(184)	(332)	(1,016)	(1,183)
Adjusted Funds from operations (FFO)	$14,292	$13,039	$55,268	$52,560
Adjusted FFO per weighted avg. Common Share/OP Unit - Diluted	$0.70	$0.65	$2.72	$2.61

(4) The Company currently has two interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

(5) This tax provision represents potential future taxes payable on sale of company assets. It does not impact Funds From Operations and would be payable from prospective proceeds of such sales.

SUN COMMUNITIES, INC.

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

	December 31, 2007	December 31, 2006
Investment property before accumulated depreciation	$1,538,426	$1,512,762
Total assets	$1,245,823	$1,289,739
Total debt	$1,187,675	$1,166,850
Total minority interests and stockholders’ equity	$26,046	$91,588

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE PERIODS ENDED DECEMBER 31, 2007 AND 2006

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net loss	$(10,158)	$(18,502)	$(16,643)	$(24,968)
Unrealized income (loss) on interest rate swaps	(1,036)	(1)	(1,676)	288
Comprehensive loss	$(11,194)	$(18,503)	$(18,319)	$(24,680)

SUN COMMUNITIES, INC.

ADDITIONAL INFORMATION

SAME PROPERTY RESULTS

For 135 communities owned throughout both years (amounts in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	% change	2007	2006	% change
Total revenue	$46,287	$45,373	2.0%	$182,826	$179,342	1.9%
Total expense	13,152	12,962	1.5%	53,631	52,763	1.6%
Net operating income(2)	$33,135	$32,411	2.2%	$129,195	$126,579	2.1%

Same property occupancy and average monthly rent information at December 31, 2007 and 2006:

	2007	2006
Total manufactured housing sites	42,124	42,105
Occupied manufactured housing sites	34,700	34,830
Manufactured housing occupancy %	82.4%	82.7%
Average monthly rent per site	$382	$368

RENTAL PROGRAM SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Rental home revenue	$4,907	$4,063	$18,840	$14,849
Site rent included in Income from real property	5,713	4,980	21,704	18,819
Rental program revenue	10,620	9,043	40,544	33,668
Expenses
Payroll and commissions	871	459	2,459	1,804
Repairs and refurbishment	1,706	1,623	6,526	4,938
Taxes and insurance	600	646	2,366	2,506
Other	651	557	2,479	1,679
Rental program operating and maintenance	3,828	3,285	13,830	10,927
Net operating income (2)	$6,792	$5,758	$26,714	$22,741

Occupied rental homes information at December 31, 2007 and 2006 (in thousands except for *):

	2007	2006
Number of occupied rentals, end of period*	5,328	4,576
Cost of occupied rental homes	$161,057	$135,861
Weighted average monthly rental rate*	$718	$686